Exhibit 10.1

Agreement dated October 2, 2025 by and between Harry Lander (“Consultant”) , a natural person and Regen BioPharma, Inc. (“Company”), a Nevada corporation

WHEREAS, the Company desires to engage the Consultant to assist the Company in regard to a planned Phase I Clinical Trial of HemaXellerate

WHEREAS, Consultant desires to assist the Company in regard to planned Phase I Clinical Trial of HemaXellerate

NOW, THEREFORE, it is agreed as follows:

1. Term. The Term of this Agreement shall commence on October 3, 2025 and shall expire on the earlier of October 3, 2028 or successful completion of the planned Phase I Clinical Trial of HemaXellerate unless terminated in accordance with the provisions of Section 7 hereof; provided, however, that the term of this Agreement may be extended by mutual agreement. The period from the commencement of the term of this Agreement to the date of its expiration or sooner termination shall be considered to be the “Consulting Period” hereunder.

2. Duties. Consultant shall, as directed by the Chief Executive Officer of the Company (“CEO”), assist the Company in all aspects of the planned Phase I Clinical Trial of HemaXellerate. During the Consulting Period Consultant shall perform his duties hereunder in a diligent manner shall use his best efforts to promote the best interests of the Company.

3. Independent Contractor Relationship. In accordance with the mutual intentions of the Company and the Consultant, this Agreement establishes between them an independent contractor relationship going forward, and all of the terms and conditions of this Agreement shall be interpreted in light of that relationship. There is no intention to create an employer-employee relationship between the Company and Consultant. Consultant agrees that he will not claim to be an employee of the Company and he will not seek employee benefits from the Company.

4. Representations and Warranties

A) Company hereby represents and warrants to Consultant as follows;

(i) Corporate Existence of Company. Company:

(a) is a corporation duly formed, validly existing and in good standing under the laws of the State of Nevada and

(b) has all requisite power and authority, and has all governmental licenses, authorizations, consents and approvals necessary to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(ii) No Conflicts. None of the execution, delivery and performance of this Agreement by Company, or the consummation or the transactions contemplated hereby and thereby

(a) constitute or will constitute a violation of the organizational documents of Company,

(b) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of Company, loan agreement, lease or other agreement or instrument to which Company is a party or by which Company or any of its properties may be bound,

(c) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or Governmental Authority directed to Company or any of its properties in a proceeding to which its property is or was a party.

(B) Consultant hereby represents and warrant to Company as follows:

(i) No Conflicts. None of the execution, delivery and performance of this Agreement by Consultant, or the consummation of the transactions contemplated hereby and thereby

(a) constitutes or will constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both, would constitute such a default) under, any indenture, mortgage, deed of Trust, loan agreement, lease or other agreement or instrument to which Consultant is a party or by which Consultant or any of its properties may be bound,

(b) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or Governmental Authority directed to Consultant or any of their properties in a proceeding to which its property is or was a party.

5. Compensation. On or before ____ , 2025 Consultant shall receive twenty million newly issued common shares of the Company (“Compensation Shares”). The shares shall be subject to a vesting schedule (see Schedule 1.). Consultant and Company agree that the Compensation Shares shall be the sole compensation due and payable to the Consultant pursuant to this Agreement.

6. Restricted Securities Acknowledgement. Consultant acknowledges that any securities issued pursuant to this Agreement shall not be registered pursuant to the Securities Act of 1933 shall constitute “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act of 1933, and shall contain the following restrictive legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.”

7. Termination.

a. The Consulting Period shall terminate upon the earlier of:

(i) the expiration of the Consulting Period,

(ii) the death of Consultant,

(iii) the expiration of a continuous period of thirty (30) calendar days during which Consultant is unable to perform his material duties due to physical or mental incapacity,

(iv) termination by the Company due to “just cause,”

(v) termination by Consultant due to a material breach of this Agreement by the Company . The exercise of the right of the Company or Consultant to terminate this Agreement pursuant to clauses (iv) or (v) hereof, as the case may be, shall not abrogate the rights and remedies of the terminating party in respect of the breach giving rise to such termination.

b. “Just cause” hereunder shall be defined and limited to mean:

(i) Consultant’s failure or refusal, as determined by the CEO in his sole discretion, to perform specific directives of the CEO which are consistent with the scope and nature of Consultant’s duties and responsibilities as set forth herein which failure or refusal continues after notice thereof and a reasonable time to cure; such reasonable time to be determined by the CEO.

(ii) Consultant’s conviction for a felony or any crime involving moral turpitude, fraud, or misrepresentation, or the presentation of proof satisfactory to the CEO in the exercise of its reasonable judgment of Consultant’s misappropriation or embezzlement of funds or assets from the Company;

(iii) any intentional act having the purpose and effect of injuring the reputation, business or business relationships of the Company in any material respect; and

(iv) any breach by Consultant of any material provision of this Agreement.

8.Entire Agreement. This Agreement contains the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

9. Governing Law; Venue. This Agreement has been executed in and shall be governed by the laws of the state of California, without giving effect to the conflict of laws rules thereof or of any state. Venue for any action brought hereunder shall be proper only in San Diego county, California.

IN WITNESS WHEREOF, the parties to this Agreement have set their respective hands hereto as of the date first written above.

Company		Consultant

By:	David R. Koos	By:	Harry Lander
Its:	CEO
Signature:	/s/ David R. Koos	Signature:	/s/ Harry Lander

SCHEDULE 1

VESTING SCHEDULE FOR COMPENSATION SHARES

Compensation Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by Consultant (“ Transfer Restriction”) except as follows:

All Compensation Shares shall vest upon successful completion of planned Phase I Clinical Trial of HemaXellerate, such Clinical Trial having been conducted with the assistance of the Consultant pursuant to the terms and conditions of this Agreement.

In the event of termination of the Consulting Period any Compensation Shares still subject to Transfer Restrictions shall be forfeited by the Consultant and ownership of those Compensation Shares shall be transferred back to the Company.